EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  PROBEX CORP.

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                    Pursuant to the provisions of Section 102

                        of the General Corporation Law of

                              the State of Delaware
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         I, the  undersigned,  for the  purpose of  creating  and  organizing  a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, do HEREBY CERTIFY as follows:

         1. The name of the Corporation is Probex Corp. (the "Corporation").

         2. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington 19805, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

         3. (a) The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            (b) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         4. (a) Authorized Shares. The aggregate number of shares which this Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of $0.001 par value each, which shares shall be designated "Common Stock"; and Ten Million (10,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock" and which may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by this Certificate of Incorporation or the Delaware General Corporation Law.

            (b) Common Stock.   The following is a description  of Common Stock
that the Corporation shall have authority to issue, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof to the extent applicable thereto:


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               (1) Dividend Rights. Dividends in cash, property or shares of the
Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, to the extent and in the manner permitted by law, except that no Common Stock dividend shall be paid for any year unless the holders of Preferred Stock, if any, shall receive the maximum allowable Preferred Stock dividend for such year.

               (2) Voting Rights. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of shareholders.

               (3) Rights Upon Liquidation. Subject to the rights of any series of Preferred Stock created pursuant to the further provisions of this Section
(b) of this Section 4 and subject to the terms of Section 4 hereto, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock. Liquidation, dissolution or winding up, or distribution of the assets of the Corporation, as such terms are used in this Subparagraph (3), shall not be deemed to be occasioned by or to include any merger, consolidation or other business combination of the Corporation with or into one more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation or any sale, lease, exchange or other disposition of all or a part of the assets of the Corporation.

            (c) Preferred Stock. The following is a description of the Preferred Stock that the Corporation shall have authority to issue, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof to the extent applicable thereto:

            Subject to the provisions of this Section 4, the Board of Directors of the Corporation is hereby authorized and empowered to classify or reclassify, in one or more series, any of the unissued shares of the Preferred Stock of the Corporation by establishing the number of shares of such series and by setting, changing or eliminating any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends, qualifications, or terms and condition of redemption of such shares, all of which shall be set forth in a certificate of designation executed, acknowledged, filed and recorded in the manner required by the Delaware General Corporation Law ("Certificate of Designation"), and as may be permitted by the Delaware General Corporation Law.

               (1) Designation and Amount; No Fractional Shares. There shall be a series of Preferred Stock designated as "Series A 10% Cumulative Convertible Preferred Stock", $0.001 par value per share (the "Series A Preferred Stock"), and the authorized number of shares constituting such series shall be Five Hundred Fifty Thousand (550,000). The Series A Preferred Stock shall be issuable in whole shares only.

               (2) Dividends.

                   (i) Holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds of the Corporation legally available for payment of dividends, cumulative cash dividends at the rate of 10.0% per annum per share on the initial liquidation preference of $10.00 per share (equivalent to $1.00 per annum per share of Series A Preferred Stock). Dividends on the Series A Preferred Stock shall be payable semi-annually in arrears to holders of record as they appear in the records of the Corporation at the close of

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business on March 31 and  September 30 of each year,  and shall be paid on May 1 and November 1 of each year thereafter (each a "Dividend Payment Date"), commencing on May 1, 2000. If any date on which dividends would otherwise be payable is a Saturday, Sunday or a day on which banking institutions in the States of Delaware or Texas are authorized or obligated by law or executive order to close, then the dividends otherwise payable on such date shall instead be payable on the next succeeding business day.

                   (ii) Dividends on shares of the Series A Preferred Stock shall be fully cumulative and shall accumulate (whether or not earned or declared and whether or not the Corporation has funds legally available for the payment of dividends), on a daily basis, without interest, from the previous Dividend Payment Date. Accumulated and unpaid dividends shall not bear interest.

                  (iii) Any dividend payments made with respect to the Series A Preferred Stock shall be made in cash; provided, however, that the Corporation may, at the election of the Board of Directors, subject to and in accordance with the provisions herein, duly authorize and issue fully paid and nonassessable shares of its Common Stock, $0.001 par value per share ("Dividend Shares") at the deemed value of $1.50 per Dividend Share, in lieu of the payment in cash of all or any portion of the dividend otherwise payable on any Dividend Payment Date. If the Corporation elects to issue Dividend Shares in lieu of the payment in cash of all or any portion of the dividend otherwise payable on any Dividend Payment Date, (1) the Corporation shall give notice of such election to the holders of shares of Series A Preferred Stock not less than 7 nor more than 60 days prior to such Dividend Payment Date; (2) the Corporation shall execute, issue and deliver on such Dividend Payment Date to each holder of record on the related record date, a stock certificate dated such Dividend Payment Date representing such number of Dividend Shares as equals the quotient of such portion of the dividend payable to such holder and $1.50; and (3) the due issuance of such Dividend Shares shall constitute full payment of such portion of dividend; provided, however, that, in lieu of the issuance of any fractional Dividend Shares, the Corporation shall, in its sole discretion, either (x) pay, on such Dividend Payment Date, to each holder of shares of Series A Preferred Stock who would otherwise be entitled to a fractional Dividend Share as a dividend on the aggregate number of shares of Series A Preferred Stock held by such holder on the related record date, an amount in cash equal to the product of such fraction and $1.50 or (y) round up such fractional Dividend and issue one additional full Dividend Share to such holder.

                   (iv) No dividends may be declared or paid or set apart for payment on any stock of the Corporation ranking on a parity with the Series A Preferred Stock with respect to the payment of dividends unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock dividends for all dividend payment periods of the Series A
Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends (x) accumulated and unpaid or payable on such parity stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series A Preferred Stock next preceding such dividend payment date, on the other hand.

                   (v) Except as set forth in the preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been paid through the most recently completed semi-annual dividend period for the Series A
Preferred Stock, no dividends (other than in Common Stock of the Corporation) may be paid or declared and set apart for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock; provided, however, that any moneys previously deposited in any sinking fund

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with respect to any such stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Series A Preferred Stock outstanding to the most recent Dividend Payment Date shall have been paid or declared and set apart for payment) by the Corporation; provided that any such junior or parity stock or Common Stock may be converted into or exchanged for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends.


            (3) Liquidation.

                   (i) On any liquidation, dissolution or winding up of the Corporation, the shares of Series A Preferred Stock shall be entitled to receive payment of $10.00 per share, and shall be entitled to receive payment of all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock to the date of payment, and no more. Such payment shall be made before any distribution of assets is made to holders of shares of Common Stock or any other class or series of stock of the Corporation that ranks junior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up. The holders of the Series A Preferred Stock shall not be entitled to receive the preferential amounts until the liquidation preference of any other stock of the Corporation ranking senior to the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full.

                  (ii) On any liquidation, dissolution or winding up of the Corporation, no amounts may be paid or set apart for payment on any stock of the Corporation ranking on a parity with the Series A Preferred Stock as to rights to distributions upon liquidation, dissolution or winding up unless there shall also be or have been set aside for payment on the Series A Preferred Stock an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Series A Preferred Stock to the date of payment, ratably in proportion to the respective amounts (x) to be paid or set apart for payment on such parity stock, on the one hand, and (y) to be paid or set apart for payment on the Series A Preferred Stock, on the other hand.

                 (iii) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Series A Preferred Stock and any stock ranking on a parity with the Series A Preferred Stock as to rights to distributions on liquidation, dissolution or winding up of the Corporation are insufficient to pay in full the payments to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

                  (iv) For the purposes hereof, neither a consolidation nor a merger of the Corporation with or into any other entity, nor a merger of any one or more other entities with or into the Corporation, nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be considered a liquidation, dissolution or winding up of the Corporation.


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            (4) Conversion.

                (i) The shares of Series A Preferred Stock shall be convertible into shares of Common Stock at a conversion ratio of 5.33333 shares of Common Stock for each share of Series A Preferred Stock. Fractional shares of Common Stock will not be issued and in lieu thereof, the Corporation will pay to each holder of Series A Preferred Stock who would otherwise be entitled to a fractional share of Common Stock upon such conversion, an amount in cash equal to the product of such fraction and $1.875.

                (ii) The Series A Preferred Stock shall automatically be converted after any thirty (30) day period in which the average Current Market Price of the Common Stock exceeds $5.625 per share. For purposes hereof, the "Current Market Price" shall mean for each trading day, if the Common Stock is traded on a securities exchange or the Nasdaq National Market, the closing price of the Common Stock on such exchange or market, or if not traded on a securities exchange, or if a closing price otherwise is not available, then the average of the bid and ask prices. Fractional shares of Common Stock will not be issued and in lieu thereof, the Corporation will pay to each holder of Series A Preferred Stock who would otherwise be entitled to a fractional share of Common Stock upon such conversion, an amount in cash equal to the product of such fraction and $1.875.

                (iii) In the event of a conversion, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which it, he or she shall be entitled as aforesaid. Such conversion shall be deemed to have been made simultaneously upon the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (iv) In case any shares of Series A Preferred Stock shall be converted, the shares so converted shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

                (v) The Corporation will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (4) and in the taking of all action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock against impairment.

                (vi) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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            (5) Voting Rights.


                (i) The Series A Preferred Stock generally will not have voting rights, except as set forth below and to the extent required by law.

                (ii) So long as any share of Series A Preferred Stock are outstanding, the approval of a majority of the outstanding shares of Series A Preferred Stock and any parity stock similarly affected, voting together as a single class, is required in order to (i) amend the Certificate of Incorporation to affect materially and adversely the rights, preferences or voting power of the holders of the Series A Preferred Stock and such parity stock or (ii) amend the Certificate of Incorporation to authorize, reclassify, create or increase the authorized amount of any class of stock having rights senior to the Series A Preferred Stock and such parity stock with respect to the payment of dividends or amounts upon the liquidation, dissolution or winding up or conversion rights of the Corporation. Notwithstanding the foregoing, the Corporation may increase the authorized number of shares of Preferred Stock and may create additional classes of parity stock and junior stock, increase the authorized number of shares of parity stock and junior stock and issue additional series of parity stock and junior stock, all without the consent of any holder of Series A Preferred Stock.

            (6) Redemption.


                (i) The shares of Series A Preferred Stock shall not be redeemable prior to September 30, 2004. On or after such date the Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, beginning on September 30, 2004 at $10.00 per share plus, in each case, an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to the date fixed for redemption, without interest (the "Redemption Price").

                (ii) If full cumulative dividends on the Series A Preferred Stock have not been paid or set apart for payment with respect to all prior dividend periods, the Series A Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Series A Preferred Stock. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata or by any other means determined by the Board of Directors in its sole discretion to be equitable.

                (iii) If the Corporation redeems shares of Series A Preferred Stock, written notice of the redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at the holder's address as the same appears on the stock books of the Corporation and notice shall also be given by publication during the same period prior to the redemption date in a newspaper of national circulation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock to be redeemed except as to a holder to whom the Corporation has failed to mail the notice or except as to a holder whose notice was defective. Each notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from the holder, the number of shares to be redeemed from the holder; (iii) the

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Redemption Price; (iv) the place or places where  certificates for shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the Redemption Price of the shares called for redemption at the time and place specified in such notice).

                (iv) If a notice of redemption has been given and if, on or before the date fixed for redemption, the funds necessary for redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of those shares shall cease to be stockholders with respect to those shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to those shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. The Corporation's obligation to provide funds for the payment of the Redemption Price (including any accumulated and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having a capital and surplus of at least $50,000,000, such funds sufficient to pay the Redemption Price (including any accumulated and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series A Preferred Stock called for redemption.

                (v) Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the redemption date shall revert to the general funds of the Corporation, after which the holders of the shares called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon redemption. Any interest accrued on funds deposited shall be paid to the Corporation from time to time.

                (vi) Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

             (7) Rank. Any stock of any class or classes or series of the Corporation shall be deemed to rank:

                (i) prior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the holders of stock of the class or classes or series are entitled by the terms thereof to the receipt of dividends or of amounts distributable upon

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liquidation,  dissolution  or winding up, as the case may be, in  preference  or priority to the holders of shares of the Series A Preferred Stock;

                (ii) on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof are different from those of the Series A Preferred Stock, if the holders of stock of the class or classes or series are entitled by the terms thereof to the receipt of dividends or of amounts distributed upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority of one over the other as between the holders of the stock and the holders of shares of Series A Preferred Stock; and

                (iii) junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, if the class or classes or series is Common Stock or if the holders of the Series A Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of stock of such class or classes or series.

             (8) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

             (9) Severability of Provisions. If any powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this certificate are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no powers, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein shall be deemed dependent upon any other such powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

             (d) The Board of Directors is hereby authorized and empowered to authorize the issuance by the Corporation from time to time of shares of any class of capital stock of the Corporation, whether now or hereafter authorized, or securities convertible into shares of capital stock of any class or classes, whether now or hereafter authorized, for such consideration and on such terms and conditions as may be deemed advisable by the Board of Directors and without any action by the stockholders.

         5. (a) The number of directors of the Corporation shall be fixed from time to time in the manner provided by the Bylaws of the Corporation; provided, however, that at any time there is only one stockholder of the Corporation, the number of directors may not be less than one.

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

             (b) The Board of Directors shall initially consist of six members until changed in accordance with the Bylaws of the Corporation. There shall be three classes of directors (each, a "Class"), known as Class I, Class II and Class III. The initial Class I, Class II and Class III directors shall serve in office as follows: Class I shall retire at the annual meeting of stockholders to be held in year 2002, Class II shall retire at the annual meeting of stockholders to be held in year 2003, and Class III shall retire at the annual meeting of stockholders to be held in year 2004. This annual sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election if nominated, and such director's seat shall be open for election of a director, at the annual meeting of stockholders of the Corporation at which such Class shall retire, to hold office for three years or until his successor is elected or appointed. Any additional directors elected or appointed shall be elected or appointed to such Class as will ensure that the number of directors in each Class remains as nearly equal as possible, and if all Classes have an equal number of directors or if one Class has one director more than the other two Classes, then any additional directors elected or appointed shall be elected or appointed to the Class that does not have more directors than any other Class and is subject to election at an ensuing annual meeting before any other such Class.

Vacancies due to resignation, death, increases in the number of directors, or any other cause shall be filled only by the Board of Directors (unless there are no directors, in which case vacancies will be filled by the stockholders) in accordance with the rule that each Class of directors shall be as equal in number of directors as possible. Notwithstanding such rule, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the Class of which he or she is a member, until the expiration of his or her current term or his earlier death, resignation or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three Classes shall be as nearly equal in number as possible, may be allocated to one or two or more Classes, then the Board of Directors shall allocate it to that of the available Classes whose term of office is due to expire at the earliest date following such allocation. When the Board of Directors fills a vacancy, the director chosen to fill the vacancy shall be of the same Class as the director he or she succeeds and shall hold office until such director's successor shall have been elected and qualified or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

             (c) Election of Directors need not be written ballot unless the Bylaws shall so provide. No holders of Common Stock of the Corporation shall have any rights to cumulate votes in the election of directors."

         6. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws by a majority vote of the directors then in office, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to Bylaw provisions that have been adopted, amended, or repealed by the stockholders; and further provided, that Bylaws adopted or amended by the Board of Directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

         7.       The Corporation is to have perpetual existence.

         8. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the Delaware General Corporation Law, as the same exists or may hereafter be amended to further limit or eliminate such liability.

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

             (b) The Corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the Corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

             (c) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

         9. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

         10. The name and mailing address of the incorporator of the Corporation is Bruce A. Hall, Probex Corp., 13355 Noel Road, Suite 1200, Dallas, Texas 75240.

         11. Any action required to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of the stockholders, and may not be effected by any consent in writing by the stockholders.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certifi cate, hereby acknowledging and declaring and certifying that the foregoing Certificate of Incorporation is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this ___ day of August, 2000.



                                              ----------------------------------
                                              Bruce A. Hall, Authorized Person



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